QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AFFYMETRIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

AFFYMETRIX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2009

TO OUR STOCKHOLDERS:

        The 2009 annual meeting of stockholders of Affymetrix, Inc. will be held on Wednesday, June 17, 2009, beginning at 4:00 p.m., local time, at 3380 Central Expressway, Santa Clara, California 95051, for the following purposes:

  1.
  To elect nine directors to serve until the next annual meeting of stockholders or until their successors are elected;

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

  3.
  To transact such other business as may properly come before the meeting or any postponement or adjournment.

        These items of business are more fully described in the proxy statement accompanying this notice. Our Board of Directors has fixed the close of business on April 20, 2009 as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

        All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                      By Order of the Board of Directors,

                      JOHN F. RUNKEL, JR.
                       Secretary

Santa Clara, California
May 11, 2009

AFFYMETRIX, INC.
3420 CENTRAL EXPRESSWAY
SANTA CLARA, CALIFORNIA 95051
(408) 731-5000

PROXY STATEMENT FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

        The enclosed proxy is solicited on behalf of the Board of Directors of Affymetrix, Inc. (the "Company") for use at our 2009 annual meeting of stockholders, or at any postponement or adjournment of the meeting.

        These proxy solicitation materials are first being made available on or about May 15, 2009, together with our 2008 Annual Report to Stockholders and our Form 10-K, to all stockholders of record at the close of business on April 20, 2009.

ABOUT THE MEETING

When and where is the meeting being held?

        Our annual meeting of stockholders for 2009 is being held on Wednesday, June 17, 2009, beginning at 4:00 p.m., local time, at 3380 Central Expressway, Santa Clara, California 95051.

What is the purpose of the annual meeting?

        At our 2009 annual meeting, stockholders will act on the matters outlined in the notice of annual meeting on the cover page of this proxy statement, namely,

  •
  the election of directors;

  •
  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year; and

  •
  any other matters that may properly be presented at the meeting.

Who is entitled to notice of and to vote at the meeting?

        You are entitled to receive notice of and to vote at our annual meeting (and any postponements or adjournments of the meeting) if our records indicate that you owned shares of our common stock at the close of business on April 20, 2009, the record date for the meeting. At the close of business on that date, 70,745,334 shares of our common stock were outstanding and entitled to vote. You are entitled to one vote for each share held and you may vote on each matter to come before the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in "street name"?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As our stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for your vote.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and these proxy materials will be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or other holder of record and bring it with you to the meeting.

What is "householding" and how does it affect me?

        Under SEC rules, delivery of one proxy statement and annual report in one mailing envelope to two or more investors sharing the same mailing address is permitted, under certain conditions. This procedure, called "householding," is available if all of the following criteria are met:

  •
  You have the same address as other stockholders registered on our books;

  •
  You have the same last name as the other stockholders; and

  •
  Your address is a residential address or post office box.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy statement and annual report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge, Attention: Householding, 51 Mercedes Way, Edgewood, NY 11717. Stockholders who participate in householding will continue to be mailed separate proxy cards (to the extent we send proxy cards by mail).

        If you participate in householding and wish to receive a separate copy of this proxy statement and the accompanying documents, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge as indicated above. A separate copy of the annual report or proxy statement will be sent to you upon request.

        Beneficial owners can request information about householding from their banks, brokers or other holders of record.

If I am a stockholder of record of Affymetrix shares, how do I vote?

        If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive.

        If you do not wish to vote in person or if you will not be attending the annual meeting, you may vote by proxy. You can vote by proxy by mail in accordance with the instructions on the proxy card. Stockholders of record who vote by mail should mail completed proxy cards to American Stock Transfer & Trust Company, 6201 - 15th Avenue, Brooklyn, NY 11219; Attention: Proxy Department.

If I am the beneficial owner of shares held in street name, how do I vote?

        If you are a beneficial owner of shares held in street name and you wish to vote in person at the annual meeting, you must obtain a valid proxy from the organization that holds your shares.

        If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. You can vote by proxy by mail in accordance with the instructions on the proxy card.

Can I change my vote after I have voted?

        You may revoke your proxy and change your vote at any time before the proxy is exercised at the meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

What constitutes a quorum?

        The meeting will be held if a majority of the shares of common stock issued and outstanding on the record date are present at the meeting, either in person or by proxy. This is called a quorum for the transaction of business. At the record date, there were 70,745,334 shares of common stock issued and outstanding. Accordingly, the presence of the holders of common stock representing at least 35,372,668 shares will be required to establish a quorum.

        Your shares will be counted for purposes of determining if there is a quorum if you are present in person at the meeting, or have properly submitted a proxy card. Votes "for" and "against," and proxies received but marked as "abstentions" and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

What vote is required to approve each item?

        The election of directors requires a plurality of the votes cast "for" the election of directors. "Plurality" means that the nine nominees who receive the highest number of votes will be elected as directors. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote except to the extent that the failure to vote for an individual results in another individual receiving a higher number of shares.

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item will be required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year. If any other matter is properly submitted to the stockholders at the annual meeting, its adoption generally will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that matter.

        In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast for the particular matter, they will have the same effect as negative votes or votes against that matter.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions with respect to a non-discretionary matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. However, shares represented by such "broker non-votes" will be counted in determining whether there is a quorum. As "broker non-votes" are not considered entitled to vote they will have no effect on the outcome other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

What are the Board's recommendations?

        Our Board of Directors recommends that you vote:

        "FOR" the election of the nine directors; and

        "FOR" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Who will count the vote?

        MacKenzie Partners, Inc. will act as the inspector of elections and will tabulate the votes.

When will the voting results be announced?

        The voting results will be announced at the meeting and published in our Quarterly Report on Form 10-Q for the second quarter of fiscal year 2009.

Is Affymetrix paying the cost of this proxy solicitation?

        We will pay the costs of the solicitation. We may request banks and brokers and other custodians, nominees and fiduciaries to solicit their customers who own our shares and will reimburse them for their reasonable out-of-pocket expenses. Our employees, directors, officers and others may solicit proxies on our behalf, personally or by telephone, without additional compensation. In addition, we have hired MacKenzie Partners, Inc. to serve as proxy solicitor. We will pay MacKenzie Partners a fee of $8,000, plus reasonable expenses, for these services.

Is the meeting being webcast?

        Yes. If you choose to listen to the webcast, go to the Investors section of our website (www.affymetrix.com) before the meeting time, and follow the instructions for downloading the webcast. If you miss the annual meeting, you can listen to a re-broadcast of the webcast through the last week of June.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE.

 GOVERNANCE OF THE COMPANY

Who are the current members of the Board?

        The current members of the Board are the nine nominees set forth in Proposal No. 1 below under the heading "Election of Directors".

Is a majority of the directors independent?

        Yes. As required by the NASDAQ listing standards and our Corporate Governance Guidelines, a majority of the Board is "independent" as defined by the NASDAQ listing standards. The Board is required to make an affirmative determination at least annually as to the independence of each director. The Board has determined that seven of its current members (Paul Berg, Ph.D., Susan D. Desmond-Hellmann, M.D., M.P.H., John D. Diekman, Ph.D., Gary S. Guthart, Ph.D., Robert H. Trice, Ph.D., Robert P. Wayman, and John A. Young) are independent.

        In making the independence determinations, the following relationships were considered:

  •
  Dr. Diekman served as our Chairman from 1993 to August 1999 and as our Vice Chairman from July 1999 to December 1999. Dr. Diekman has an interest in venture funds that were minority shareholders of Panomics, Inc., which we acquired in December 2008 for approximately $73 million. Neither Dr. Diekman nor any of the venture funds has received any payment from us, except arising out of such venture funds' stock ownership in Panomics. The total amount that Dr. Diekman has received or may be entitled to receive through his interest in such venture funds is less than $120,000.

  •
  The relationship between some of our directors and Perlegen, Inc. as disclosed under "Certain Transactions".

Does Affymetrix have a lead independent director?

        Yes. The Board of Directors has elected a non-management director to serve in a lead capacity to coordinate the activities of the other non-management directors, preside at executive sessions, function as principal liaison on Board-wide issues between the independent directors and the Chairman and to perform such other duties and responsibilities as the Board of Directors may determine. John A. Young has served as our lead independent director since August 2007.

How often did the Board meet in 2008?

        The Board held five meetings in 2008. Under our Corporate Governance Guidelines directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are expected to attend all Board meetings and meetings of each committee on which they serve and to prepare themselves for those meetings. During 2008, each of our directors attended at least 80% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served.

Do the independent directors meet in executive sessions?

        Executive sessions or meetings of non-employee directors without management present are held regularly to review the report of the independent registered public accounting firm, the performance of the Chairman, CEO and other senior managers, the compensation of the Chairman, CEO and other senior managers and any other relevant matter. In 2008, the directors met in executive session five times, with only independent directors present.

Does Affymetrix have a policy with respect to attendance of directors at the annual meeting of stockholders?

        Under our Corporate Governance Guidelines directors are encouraged to attend our annual meeting of stockholders. Five of our directors serving on the Board at the time attended last year's annual meeting.

What is the role of the Board's committees?

        The Board currently has three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each member of these committees is independent as defined by applicable NASDAQ and SEC rules and each of these committees has a written charter approved by the Board. In addition, the Board has established the Perlegen Oversight Committee to oversee transactions between Perlegen Sciences, Inc. and Affymetrix and a Special Litigation Committee to oversee certain stockholder derivative actions. Under our Corporate Governance Guidelines, committee members are appointed by the Board based on the recommendation of the Nominating and Corporate Governance Committee, except that members of the Nominating and

Corporate Governance Committee are appointed by the independent members of the Board. The current members of the committees are as follows:

Director	Audit	Compensation	Nominating and Corporate Governance	Perlegen Oversight	Special Litigation Committee
Paul Berg, Ph.D		✓
Susan D. Desmond-Hellmann, M.D., M.P.H		✓		✓	✓
John D. Diekman, Ph.D			✓(Chair)
Gary S. Guthart, Ph.D		✓
Robert H. Trice, Ph.D	✓		✓	✓(Chair)	✓
Robert P. Wayman	✓(Chair)		✓		✓(Chair)
John A. Young	✓	✓(Chair)

        Audit Committee.    The function of the Audit Committee, as more fully set forth in its charter, is to assist the Board in fulfilling its responsibility to oversee our financial statements, our financial reporting process and our system of internal control over financial reporting. A copy of the Audit Committee charter is available on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link.

        The Audit Committee currently consists of three members, Dr. Trice, Mr. Young and Mr. Wayman, its Chairman. In 2008, the members of the Audit Committee were Dr. Diekman, Dr. Trice and Mr. Wayman, its Chairman. Effective May 7, 2009, Mr. Young replaced Dr. Diekman on the Audit Committee. The Board has determined that each of Drs. Diekman and Trice and Messrs. Young and Wayman is independent within the meaning of the NASDAQ listing standards, applicable SEC regulations and our Corporate Governance Guidelines, and that each member has the financial literacy required by the NASDAQ listing standards. The Board also has determined that Mr. Wayman is qualified as an "audit committee financial expert" within the meaning of applicable SEC regulations and has the accounting and related financial sophistication required by NASDAQ listing standards.

        The Audit Committee held ten meetings during 2008. The Audit Committee Report for 2008 is included below.

        Compensation Committee.    The Compensation Committee currently consists of four members, Dr. Berg, Dr. Guthart, Dr. Desmond-Hellmann and Mr. Young, its Chairman. In 2008, the members of the Compensation Committee were Dr. Berg, Dr. Desmond-Hellmann and Mr. Young, its Chairman. Effective May 7, 2009, Dr. Guthart joined the Compensation Committee. The Board has determined that each of Mr. Young and Drs. Berg, Guthart and Desmond-Hellmann is independent within the meaning of the NASDAQ listing standards. The functions of the Compensation Committee, as more fully set forth in its charter, are to oversee our compensation policies generally, evaluate senior executive performance, oversee and determine compensation for senior executives and review and recommend to the Board actions regarding director compensation. A copy of the Compensation Committee charter is available on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link.

        The Compensation Committee held five meetings during 2008. The Compensation Committee Report for 2008 is included below. For further information about the Compensation Committee's process for determining executive compensation, see "Compensation Discussion and Analysis" below.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of three members, Dr. Trice, Mr. Wayman and Dr. Diekman, its Chairman. In 2008, the members of the Nominating and Corporate Governance Committee were Mr. Young and Dr. Diekman, its Chairman. Effective May 7, 2009, Dr. Trice and Mr. Wayman replaced Mr. Young on the Nominating and Corporate Governance Committee. The Board has determined that each of Drs. Diekman and Trice and Messrs. Wayman and Young is independent within the meaning of the NASDAQ listing standards. As more fully set forth in its charter, the Nominating and Corporate Governance Committee is responsible for searching for and identifying director nominees and recommending them to the Board for election, recommending directors for appointment to the Board committees, establishing criteria for Board membership, evaluating the Board and its committees at least annually and recommending any proposed changes to the Board. In addition, the Nominating and Corporate Governance Committee is responsible for developing, evaluating the adequacy of and overseeing compliance with our Corporate Governance Guidelines and Code of Business Conduct and Ethics and recommending any proposed changes to the Board. Copies of the Nominating and Corporate Governance Committee charter and our Corporate Governance Guidelines are available on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link. The Nominating and Corporate Governance Committee held ten meetings in 2008.

        Special Litigation Committee.    The Special Litigation Committee currently consists of three members, Dr. Desmond-Hellmann, Dr. Trice and Mr. Wayman, its Chairman. Mr. Wayman and Drs. Desmond-Hellman and Trice were the members of the Special Litigation Committee in 2008. The Board has determined that each of the members of the Special Litigation Committee is independent within the meaning of the NASDAQ listing standards. The Special Litigation Committee has been delegated power and authority by the Board to control and determine our response to the stockholder derivative lawsuits filed on behalf of our company and naming us and our current and former directors and officers as defendants. These legal proceedings are described in more detail in "Note 13—Commitments and Contingencies" of our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008. The Special Litigation Committee held four meetings in 2008.

        Perlegen Oversight Committee.    Transactions between Perlegen Sciences, Inc. and Affymetrix are overseen by a committee of the Affymetrix Board, whose members are Dr. Desmond-Hellmann and Dr. Trice, its Chairman. In 2008, its members were Dr. Desmond-Hellmann, Dr. Trice and Mr. Loucks, its Chairman. Effective January 1, 2009, Mr. Loucks resigned from the Board. Effective May 7, 2009, Dr. Trice became Chairman of the Perlegen Oversight Committee. None of these individuals holds a position with or securities of Perlegen. The Perlegen Oversight Committee held two meetings in 2008.

How are nominees for the Board selected?

        The Nominating and Corporate Governance Committee makes a periodic assessment of the Board and Board members. In making its assessment and in identifying and evaluating director nominees, the Committee will consider the membership criteria described below, taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under applicable SEC regulations or NASDAQ listing standards, as well as the current challenges and needs of the Board and Affymetrix. The Nominating and Corporate Governance Committee uses multiple sources for identifying and evaluating director nominees, including referrals from current directors, recommendations by stockholders and input from third party executive search firms. In evaluating director nominees, the Nominating and Corporate Governance Committee evaluates all candidates under consideration, as it deems appropriate.

        The Nominating and Corporate Governance Committee charter requires the Committee to establish criteria for Board and committee membership which are as follows:

  •
  a reputation for the highest personal and professional ethics, integrity and values;

  •
  an inquiring and independent mind;

  •
  practical wisdom and mature judgment;

  •
  experience at the policy-making level in business, government, education, technology or public interest;

  •
  expertise that is useful to Affymetrix and complementary to the background and experience of other Board members;

  •
  willingness to devote the required amount of time to perform the duties and responsibilities of Board membership;

  •
  commitment to serve on the Board over a period of several years to develop knowledge about our principal operations;

  •
  willingness and capacity to represent the best interests of all stockholders and objectively appraise management performance; and

  •
  absence of involvement in activities or interests that create a conflict with the director's responsibilities to Affymetrix and its stockholders.

Will the Nominating and Corporate Governance Committee consider director candidates nominated by stockholders?

        Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Corporate Secretary, specifying the nominee's name and qualifications for Board membership and providing confirmation of the nominee's consent to serve as a director. Following verification that the person submitting the recommendation is a stockholder of the Company, all properly submitted recommendations are brought to the attention of the Nominating and Corporate Governance Committee at a regularly scheduled Committee meeting.

        If a stockholder properly recommends a director nominee, the Nominating and Corporate Governance Committee will give due consideration to that nominee and will use the same criteria used for evaluating other director nominees, in addition to considering the information relating to the director nominee provided by the stockholder.

        Stockholders also may nominate directors for election at our annual meeting of stockholders by following the provisions set forth in our bylaws. The deadline for stockholder nominations is disclosed elsewhere in this proxy statement under the caption "Deadline for Receipt of Stockholder Proposals".

How do stockholders communicate with the Board?

        Stockholders and other parties interested in communicating directly with the Board of Directors may do so by writing to: Affymetrix, Inc., Attention: Board of Directors, 3420 Central Expressway, Santa Clara, CA 95051 or by electronic mail to: Affymetrix_BoardOfDirectors@affymetrix.com.

        Pursuant to a process approved by the Board, the Corporate Secretary reviews all correspondence received by us and addressed to members of the Board and regularly forwards to the Board a summary of such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or Board committees or otherwise require the Board's attention. Directors may at any time review a log of all correspondence received by us that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee to address such matters.

Does Affymetrix have a Code of Ethics?

        We strive to foster a culture of honesty, integrity and accountability. Our Code of Business Conduct and Ethics sets forth our key guiding principles, policies and procedures for employment at Affymetrix. The Code is applicable to all of our directors, officers and employees, including our Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer. The Code of Business Conduct

and Ethics is available on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link. Waivers of the Code for executive officers and directors may be granted only by the Board. Waivers of the Code for other employees may only be granted by our General Counsel. Amendments to the Code must be approved by the Board. We intend to provide disclosure of any such amendments or waivers on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link.

How are directors compensated?

        Cash.    Each non-employee director receives an annual cash retainer fee of $45,000 per year. Each non-employee director who serves on the Compensation Committee also receives an annual fee of $15,000, with the chairman receiving an additional $2,500. Each non-employee director who serves on the Nominating and Corporate Governance Committee or the Perlegen Oversight Committee also receives an annual fee of $10,000, with respect to each committee, with the chairman of each of these committees receiving an additional $7,500. Each non-employee director who serves on the Audit Committee also receives an annual fee of $20,000, with the chairman receiving an additional $10,000. Each non-employee director who serves on the Special Litigation Committee also receives an annual fee of $20,000, with the chairman receiving an additional $20,000. In 2008, Dr. Berg also received $23,063 for his services as Board liaison to the Scientific Advisory Board.

        Option and Stock Awards.    Each new non-employee director receives an option to purchase 20,000 shares upon election to the Board. These options vest in equal installments on each of the first two anniversaries of the date of grant so long as the director is serving on the Board on each vesting date. In addition, on the date of each annual stockholders meeting, each non-employee director is granted, at such director's election, (a) options to purchase shares, which vest in full one year after the date of grant and have an exercise price equal to the fair market value of the common stock on the date of grant, (b) restricted stock units, which vest in equal installments over three years from the date of grant, or (c) a combination of options and restricted stock units.

COMPENSATION OF DIRECTORS

        The following table sets forth compensation for our non-employee directors for fiscal year 2008.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)(3)(4)	Option Awards ($)(2)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Paul Berg, Ph.D.	83,063	(5)	—	112,700	—	—	—	195,763
Susan D. Desmond- Hellmann, M.D.	73,333		—	112,700	—	—	—	186,033
John D. Diekman, Ph.D.	82,500		—	112,700	—	—	—	195,200
Vernon R. Loucks, Jr.	62,500		—	112,700	—	—	—	175,200
Robert H. Trice, Ph.D.	78,333		45,459	46,562	—	—	—	170,354
Robert P. Wayman	81,666		37,984	132,051	—	—		251,701
John A. Young	90,000		45,459	0	—	—	—	135,459

(1)
This column represents the cash compensation received in 2008 for Board and committee services.

(2)
For 2008, each non-employee director could elect for a grant of (a) 24,952 stock options which vest one year after the date of grant and have an exercise price equal to $11.30 per share, (b) 9,524 restricted stock units, which vest in equal installments over three years from the date of grant, or (c) a combination of 12,476 stock options and 4,762 restricted stock units.

(3)
At December 31, 2008, each of our directors held the following number of options and restricted stock units: Dr. Berg, 95,999 options; Dr. Desmond-Hellmann, 75,999 options; Dr. Diekman, 95,999 options; Mr. Loucks, 65,999 options; Dr. Trice, 30,000 options and 12,556 restricted stock units; Mr. Wayman, 32,476 options and 7,794 restricted stock units; and Mr. Young, 60,000 options and 12,556 restricted stock units. For grants during 2008, the grant date fair value for each restricted stock unit was $11.30, and for each option was $4.44.

(4)
The reported dollar value of stock awards and option awards is equal to the compensation expense recognized in our 2008 financial statements under SFAS123R with respect to all equity awards made to the directors during 2008 and prior years. See Note 15—Stockholders' Equity of our Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of our equity awards. The calculation for the expense recognized for stock options includes such factors as the number of shares, stock price on the grant date, expected term of the award and other factors, and so stock options that currently have exercise prices above our stock price are still considered to have a value for this purpose. The actual value of an option, if any, will depend on the future market price of our common stock and the option holder's individual exercise and sale decisions. The calculation for the expense recognized for stock awards is based on the fair market value of our common stock on the grant date.

(5)
This amount includes payment of $23,063 to Dr. Berg in 2008 for his service as Board liaison to our Scientific Advisory Board.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        Our bylaws provide for a Board consisting of at least six but not more than eleven directors. The term of office of all of our current directors will expire at the 2009 annual meeting. Currently, we have nine directors. Nine directors are to be elected at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below, each of whom is currently a director and each of whom has consented to serve if elected.

        If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the proxies may vote either: (1) for a substitute nominee designated by the present Board to fill the vacancy; or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may choose to reduce the size of the Board to less than nine, as permitted by our Bylaws. The Board has no reason to believe that any of our nominees will be unwilling or unable to serve if elected as a director.

        The names of the nominees, and certain information about them as of the record date, are set forth below. The nominees were selected by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

Name	Age	Principal Occupation	Director Since
Stephen P.A. Fodor, Ph.D.	55	Founder and Executive Chairman of Affymetrix, Inc.	1993
Kevin M. King	52	Chief Executive Officer and President of Affymetrix, Inc.	2009
Paul Berg, Ph.D.	82	Cahill Professor in Cancer Research and Biochemistry, Emeritus; Director, Emeritus, Beckman Center for Molecular and Genetic Medicine, Stanford University School of Medicine	1993
Susan D. Desmond-Hellmann, M.D., M.P.H.	51	President, Product Development, Genentech, Inc.	2004
John D. Diekman, Ph.D.	66	Managing Partner, 5AM Ventures	1993
Gary S. Guthart, Ph.D.	43	President and Chief Operating Officer, Intuitive Surgical, Inc.	2009
Robert H. Trice, Ph.D.	62	Senior Vice President, Business Development, Lockheed Martin Corporation	2006
Robert P. Wayman	63	Executive Vice President and Chief Financial Officer (Retired), Hewlett-Packard Company	2007
John A. Young	77	President and Chief Executive Officer (Retired), Hewlett-Packard Company	1993

        Stephen P.A. Fodor, Ph.D., is our Founder and Executive Chairman. Dr. Fodor has served as our director since 1993, Executive Chairman since 2009, Chief Executive Officer from 1997 to 2008 and Chairman from 1999 to 2008. At various times between 1993 and 1997, Dr. Fodor served as our President, Chief Operating Officer and Chief Technology Officer. Dr. Fodor was Vice President and Director of Physical Sciences at the Affymax Research Institute from 1989 to 1993. Dr. Fodor is also a founder and the Chairman of the Board of Perlegen Sciences, Inc. ("Perlegen"), a genomics company formed in September 2000 by the Company and currently partly owned by the Company. Dr. Fodor also serves as a Trustee of the Carnegie Institution of Washington.

        Kevin M. King is our Chief Executive Officer and President. Mr. King has served as CEO since January 2009 and as President since September 2007. Mr. King joined us in January 2007 as President of Life Sciences Business and Executive Vice President and served in that capacity until September 2007. From February 2005 until June 2006, Mr. King was President and Chief Executive Officer of Thomson Healthcare. From 1997 to 2004, Mr. King held various managerial positions at General Electric Healthcare, most recently as Vice President and General Manager of Global Clinical Systems from June 2000 to November 2004.

        Paul Berg, Ph.D., has served as a director since 1993. Dr. Berg is Cahill Professor of Cancer Research and Biochemistry, Emeritus and Director, Emeritus of the Beckman Center for Molecular and Genetic Medicine at the Stanford University School of Medicine. He received the Nobel Prize in

Chemistry in 1980, the National Medal of Science in 1983, and is a member of the National Academy of Sciences, the Royal Society, London, and the French Academy of Sciences. Dr. Berg also serves as the Board liaison to our Scientific Advisory Board. Dr. Berg also serves as a director of Gilead Sciences, Inc. and is on the Advisory Board of Schering-Plough BioPharma, a subsidiary of Schering-Plough Corp.

        Susan D. Desmond-Hellmann, M.D., M.P.H., has served as a director since 2004. Dr. Desmond-Hellmann served as President, Product Development at Genentech, Inc. from February 2004 to May 1, 2009,and currently serves as advisor and member of Genentech's Scientific Advisory Board. Dr. Hellmann joined Genentech in 1995 as a clinical scientist, was named Chief Medical Officer in 1996, and became executive vice president, Development and Product Operations, in 1999.

        John D. Diekman, Ph.D., has served as a director since 1993. Dr. Diekman has served as a managing partner of 5AM Ventures, a life sciences investment partnership, since August 2002. From June 1998 until July 2002, Dr. Diekman served as a managing director of Bay City Capital, a life sciences merchant bank. Dr. Diekman served as Chairman of the Company from 1993 to August 1999 and served as Vice Chairman from July 1999 to December 1999. Dr. Diekman served as Chief Executive Officer of the Company from July 1995 to March 1997. Prior to such time, Dr. Diekman served as President and Chief Operating Officer of Affymax N.V. from 1991 to March 1995 and as Chairman of the Board of Affymax from 1994 to July 1995.

        Gary S. Guthart, Ph.D., has served as a director since May 2009. Dr. Guthart joined Intuitive Surgical in April 1996, was named Chief Operating Officer in 2006, and was promoted to President in 2007. Prior to joining Intuitive Surgical, Dr. Guthart was part of the core team developing foundation technology for computer enhanced-surgery at SRI International (formally Stanford Research Institute).

        Robert H. Trice, Ph.D., has served as a director since 2006. Dr. Trice has been Senior Vice President for Business Development at Lockheed Martin Corporation since October 1998 and assumed additional duties as Senior Vice President for Strategy and Business Development at Lockheed Martin Corporation effective March 1, 2009.

        Robert P. Wayman has served as a director since 2007. Mr. Wayman served as Executive Vice President and Chief Financial Officer of Hewlett-Packard Company from 1984 until his retirement in December of 2006. Mr. Wayman also served as Interim Chief Executive Officer of Hewlett-Packard Company from February 2005 through March 2005 and served on the Board of Directors of Hewlett-Packard Company from February 2005 to March 2007 and from 1993 to 2002. Mr. Wayman has served as a director of Sybase Inc. since 1995.

        John A. Young has served as a director since 1993. Mr. Young retired as President and Chief Executive Officer of Hewlett-Packard Company in October 1992 after a career with the company which began in 1958. He serves as a director of Fluidigm Corporation, Nanosys, Inc. and Perlegen. He is a member of the National Academy of Engineering. He served as co-chairman of President Clinton's Committee of Advisors on Science and Technology from 1993 to 2000.

        There are no family relationships among our directors or executive officers.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

 PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31,

2009. Ernst & Young LLP has audited our consolidated financial statements since our inception. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions. Services provided to us by Ernst & Young LLP are described under "Fees Paid to Ernst & Young LLP" below.

        Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. The Board, however, is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Affymetrix and its stockholders.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

Fees Paid to Ernst & Young LLP

        During fiscal years 2007 and 2008, the aggregate fees billed by Ernst & Young LLP for professional services were as follows:

	Fiscal Year Ended
	December 31, 2008	December 31, 2007
Audit Fees(1)	$1,765,000	$1,784,000
Audit-Related Fees(2)	$331,000	$240,000
Tax Fees(3)	$270,000	$337,000
All Other Fees(4)	$6,000	$6,000

    (1)
    Fees for audit services include fees associated with the audits of (i) our consolidated financial statements and (ii) management's assessment and the effectiveness of our internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, and statutory audits required internationally. Audit fees also include amounts associated with SEC registration statements and consents.

    (2)
    Audit-related services consist primarily of accounting consultations on various transactions. In fiscal 2007, audit-related fees also included amounts associated with due diligence and other related services provided in connection with our acquisition of USB Corporation. In fiscal 2008, audit-related fees also included amounts associated with due diligence and other related services provided in connection with our acquisition of True Materials, Inc. and Panomics, Inc.

    (3)
    Tax fees consist primarily of tax consultation services.

    (4)
    The amount listed as "All Other Fees" consists of fees for products and services other than those services reported above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        As required by the Audit Committee charter, the Audit Committee pre-approves the engagement of Ernst & Young LLP for all audit and permissible non-audit services. The Audit Committee annually reviews the audit and permissible non-audit services performed by Ernst & Young LLP and reviews and approves the fees charged by Ernst & Young LLP. The Audit Committee has considered the role of Ernst &Young LLP in providing tax and audit services and other permissible non-audit services to Affymetrix and has concluded that the provision of such services was compatible with the maintenance of Ernst & Young LLP's independence in the conduct of its auditing functions.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and is not deemed to be filed with the Securities and Exchange Commission, or the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

        The Audit Committee has an established charter that specifies that the function of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to our financial statements and our financial reporting process and our system of internal control over financial reporting. The full text of the Audit Committee charter is available on our website at www.affymetrix.com.

        Management has the primary responsibility for our financial statements and our reporting process, including our system of internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and an opinion as to both management's assessment on the effectiveness of internal control over financial reporting.

        As part of its oversight of our financial reporting process, the Audit Committee reviewed and discussed both with management and our independent registered public accounting firm, the annual and quarterly financial statements prior to their issuance. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed under Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), including discussions of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and discussed with the registered public accounting firm their independence from Affymetrix. Finally, the Audit Committee has considered and concluded that the provision of audit-related and tax services, which are comprised of tax consultations, preparation of tax returns, and audit-related accounting consultations on various transactions by the independent registered public accounting firm, is compatible with maintaining the registered public accounting firm's independence.

        The Audit Committee met ten times during the fiscal year ended 2008. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee meetings include, whenever appropriate, executive sessions with our independent registered public accounting firm and with our internal auditor, in each case without the presence of our management. The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audits and reviews, their evaluations of our system of internal control over financing reporting, and the overall quality of our financial reporting.

        In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

        Respectfully submitted on May 11, 2009 by the members of the Audit Committee of the Board of Directors:

John D. Diekman, Ph.D. (Member until May 7, 2009)
Robert H. Trice, Ph.D.
Robert P. Wayman, Chairman

 STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth the beneficial ownership of our shares of common stock as of April 15, 2009 by:

  •
  each person known to us to beneficially own more than five percent of our outstanding shares of common stock;

  •
  each director and nominee for director;

  •
  each of the officers named in the Summary Compensation Table above; and

  •
  all directors and executive officers as a group.

        Unless otherwise indicated, the address of each of the individuals named below is:
c/o Affymetrix, Inc., 3420 Central Expressway, Santa Clara, California 95051.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)(2)
Greater than 5%
Barclays Global Investors, NA.(3) 400 Howard Street San Francisco, CA 94105	4,835,597	6.84%
PRIMECAP Management Company(4) 225 South Lake Avenue #400 Pasadena, CA 91101	5,113,218	7.23%
Directors and Executive Officers
John C. Batty(5)	69,027	*
Paul Berg, Ph.D.(6)	159,535	*
Susan D. Desmond-Hellmann, M.D., M.P.H.(7)	75,999	*
John D. Diekman, Ph.D.(8)	257,795	*
Stephen P.A. Fodor, Ph.D.(9)	1,000,780	1.40%
Kevin M. King(10)	247,622	*
John F. Runkel(11)	30,000	*
Robert H. Trice, Ph.D.(12)	36,205	*
Robert P. Wayman(13)	37,094	*
John A. Young(14)	211,427	*
All directors and executive officers as a group (11 persons)(15)(16)	2,125,484	2.95%

*
Represents beneficial ownership of less than one percent of the common stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 15, 2009 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of other persons. The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)
Percentage of beneficial ownership is based on 70,694,542 shares of common stock outstanding as of April 15, 2009.

(3)
Barclays Global Investors, N.A. ("Barclays"), as set forth on Schedule 13G filed with the SEC on February 5, 2009, has sole voting power with respect to 1,501,460 shares, and sole dispositive power with respect to 1,761,154 shares. Barclays Global Fund Advisors, a Barclays affiliate, has sole voting power with respect to 2,629,627 shares and sole dispositive power with respect to 3,024,884 shares. Barclays Global Investors, Ltd., a Barclays affiliate, has sole dispositive power with respect to 49,559 shares.

(4)
PRIMECAP Management Company, as set forth on Schedule 13G/A filed with the SEC on February 12, 2009, has sole voting power with respect to 2,725,318 shares and sole dispositive power with respect to 5,113,218 shares.

(5)
Includes 12,500 shares issuable upon exercise of options exercisable within 60 days of April 15, 2009.

(6)
Includes 95,999 shares issuable upon exercise of options exercisable within 60 days of April 15, 2009.

(7)
Includes 75,999 shares issuable upon exercise of options exercisable within 60 days of April 15, 2009.

(8)
Includes 95,999 shares issuable upon exercise of options exercisable within 60 days of April 15, 2009, 81,398 shares held by John D. Diekman and Susan P. Diekman, as trustees of a revocable trust dated June 30, 1995, and 400 shares held in Mr. Diekman's retirement account.

(9)
Includes 786,250 shares issuable upon exercise of options exercisable within 60 days of April 15, 2009 and 30,000 shares held by The Fodor Family Trust.

(10)
Includes 60,000 shares issuable upon exercise of options exercisable within 60 days of April 15, 2009.

(11)
Includes no shares issuable upon exercise of options exercisable within 60 days of April 15, 2009.

(12)
Includes 34,690 shares issuable upon exercise of options exercisable, and restricted stock units vesting, within 60 days of April 15, 2009.

(13)
Includes 35,579 shares issuable upon exercise of options exercisable, and restricted stock units vesting, within 60 days of April 15, 2009.

(14)
Includes 64,690 shares issuable upon exercise of options exercisable, and restricted stock units vesting, within 60 days of April 15, 2009.

(15)
Includes 1,261,706 shares issuable upon exercise of options exercisable, and restricted stock units vesting, within 60 days of April 15, 2009.

(16)
Does not include 20,000 stock options held by Dr. Gary S. Guthart, who became a director on May 7, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Executive officers, directors and ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge, during the year ended December 31, 2008, all executive officers, directors and ten percent stockholders complied with all Section 16(a) filing requirements.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information regarding our stock incentive plans as of December 31, 2008.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)	5,353,501		$21.71	(3)	2,381,394
Equity compensation plans not approved by security holders	937,625	(2)	$30.92	(3)	804,026	(4)

Total	6,291,126		$23.08	(3)	3,185,420

(1)
Includes the Amended and Restated 1993 Stock Plan and the Amended and Restated 1996 Non-Employee Directors Stock Option Plan, which have expired, and the Amended and Restated 2000 Equity Incentive Plan.

(2)
Includes options under the 1998 Stock Plan plus options to purchase an aggregate of 42,654 shares outstanding under the Affymetrix/GMS 1998 Stock Plan, the Affymetrix/Neomorphic 1998 Stock Plan and the Affymetrix/ParAllele 2001 Stock Plan ("Acquired Plans"), each of which was assumed in connection with acquisitions by Affymetrix and under which no future awards will be issued.

(3)
The calculation of the weighted average exercise price does not include 33,706 shares subject to restricted stock units that are exercisable for no consideration.

(4)
The only non-stockholder-approved plan under which shares remain available for issuance of future awards is the 1998 Stock Incentive Plan, or the 1998 Stock Plan.

  1998 Stock Incentive Plan

        In 1998, the Board adopted the non-stockholder-approved Affymetrix 1998 Stock Incentive Plan, or the 1998 Stock Plan. Our directors and officers are not eligible to receive grants under the 1998 Stock Plan. Options granted under the 1998 Stock Plan expire no later than ten years from the date of grant. The option price is required to be at least 100% of the fair market value of the common stock on the date of grant. Vesting terms of options or restricted stock granted under the 1998 Stock Plan from time to time are determined by the Board.

MANAGEMENT

        Our executive officers, and their ages as of the record date and positions are as follows:

Name	Age	Position
Stephen P.A. Fodor, Ph.D.	55	Founder and Executive Chairman
Kevin M. King	52	Chief Executive Officer and President
John C. Batty.	54	Executive Vice President and Chief Financial Officer
John F. Runkel, Jr.	53	Executive Vice President, General Counsel and Secretary

        Stephen P.A. Fodor, Ph.D. See "Election of Directors."

        Kevin M. King. See "Election of Directors."

        John C. Batty joined us in June 2007 as Executive Vice President and Chief Financial Officer. Mr. Batty served as Senior Vice President of Finance and Chief Financial Officer of Credence Systems Corporation from 2005 to 2007. From 1999 to 2005, Mr. Batty held several management positions with Network Equipment Technologies Inc., a global provider of networking technology platforms, most recently as its Chief Operating Officer from 2001 to 2004.

        John F. Runkel, Jr. joined us in October 2008 as Executive Vice President, General Counsel and Secretary. Mr. Runkel served as Senior Vice President, General Counsel and Secretary of Intuitive Surgical, Inc., a provider of minimally-invasive robotic surgery technology, from 2006 to 2007. From 2004 to 2005, Mr. Runkel served as Senior Vice President of VISX Incorporated, a provider of laser vision correction technology, and as Vice President, General Counsel and Secretary from 2001 to 2004.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Principles and Practices

        We call our compensation program a "Total Rewards" program to reflect our view that compensation and benefits should be viewed at an aggregate level, with the following primary guiding principles:

  •
  Aligning compensation strategy with our business objectives;

  •
  Creating a positive work environment that includes recognition based on merit and a focus on customer satisfaction;

  •
  Attracting, retaining and motivating employees by offering a competitive compensation and benefits package; and

  •
  Using long-term equity awards to align employee and stockholder interests.

        The Compensation Committee reviews and provides oversight of our compensation and benefit policies generally and determines compensation for our executive officers. The compensation for our Chief Executive Officer is recommended by the Compensation Committee and approved or ratified by the full Board. The Compensation Committee strives to achieve a Total Rewards package for Affymetrix executives that is closely tied to both individual and corporate performance, and aligned with the interests of stockholders.

Process for Determining Executive Compensation

        The Compensation Committee has retained the outside compensation consulting firm of Hewitt Associates on an ongoing basis to inform the Compensation Committee on market practices, programs and compensation levels; evaluate our compensation practices; and assist in developing and implementing the executive compensation program and philosophy.

        The Compensation Committee also gives considerable weight to the recommendations of members of senior management, including our Chief Executive Officer. The Compensation Committee believes this involvement of management is appropriate because they understand the daily contributions of other officers. For example, although our Chief Executive Officer does not recommend the form or amount of his own compensation, he recommends to the Compensation Committee the bonus amounts for the other executive officers based on his review of each individual's performance for the year, company performance and market data.

        The Compensation Committee reviews market data and compensation surveys in order to be informed of the market levels for executive compensation for our peer companies. The compensation survey that we use is provided by a third party. Our "peer companies" are a group of biotechnology companies with employee population sizes of more than 500 and high technology companies with revenues between $200 and $500 million. We use this group of companies as an indicator of market practice because we feel that these companies are likely to compete with us in the recruitment of senior personnel. In determining an executive's compensation, the Compensation Committee takes into account market practice as well as the factors described below.

Elements of Executive Compensation for Fiscal 2008

        Our executive officers' compensation currently has the following primary components:

  •
  base salary;

  •
  annual cash bonuses based on corporate and individual performance;

  •
  long-term incentives in the form of stock options and restricted stock awards; and

  •
  other health, welfare and retirement benefits.

        In determining compensation for our executive officers, the Compensation Committee considers a variety of factors. For 2008 compensation, the most important factors included whether we achieved our specific financial and strategic goals and the individual's contribution to the achievement of these goals. Other factors that are taken into account by the Compensation Committee include:

  •
  extraordinary performance by an individual during the year;

  •
  retention concerns;

  •
  the executive's tenure and experience;

  •
  the executive's historical compensation;

  •
  comparison to the compensation of other executive officers (those at Affymetrix as well as other companies).

        In reviewing executives' overall Total Rewards package, the Compensation Committee considers an aggregate view of base salary and bonus opportunity, accumulated equity award gains, and the dollar value of benefits and perquisites, but generally views the various components of compensation as related but distinct.

        Applying the factors described above with respect to fiscal 2008, the Compensation Committee determined that no cash bonuses would be paid to executive officers and that executive officers (other than Mr. King in connection with his promotion) would receive no salary increases in 2009. However, the Compensation Committee granted equity awards to executive officers in 2008 and 2009 to tie executive compensation to stockholder value creation, so that executive officers realize value through these equity awards to the extent our stock price increases.

  Base Salary

        Base salaries for our executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Base salaries for our executive officers are intended to be competitive with the compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar businesses of comparable size. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels.

        Executives with the greatest level of responsibility and accountability have the highest base salaries to reflect the time commitment, level of risk and experience associated with those positions. Therefore, our Chief Executive Officer has a higher base salary than other executive officers. In addition, the level of salary paid to our Executive Chairman reflects his full-time position at Affymetrix and his experience with our business and technology.

        Salaries for 2008 for our executive officers were raised between 4% to 11% from 2007 levels based on our 2007 performance (including achievement of our 2007 corporate goals), review of compensation surveys and the Compensation Committee's determination of individual officers' responsibilities, performance and experience. The Compensation Committee determined that there will be no increase in the salaries of our executive officers in 2009 from 2008 levels, except for Mr. King. As previously disclosed, in connection with Mr. King's promotion to Chief Executive Officer and President of our company in January 2009, he received an increase in his annual base salary from $500,000 to $675,000, reflecting the significant increase in his duties and responsibilities as well as taking into consideration market practice for chief executive officers in our peer group. Mr. King's housing allowance was discontinued commencing in 2009.

  Cash Performance Bonus Program

        Our bonus program is designed to reward participants based on attainment of specified levels of corporate financial and strategic goals as well as subjective factors related to the individual's performance.

        Although we use pre-established financial goals as a baseline for determining the aggregate level of funding of our bonus pool for the year, we consider a combination of achievement of financial goals and strategic goals, and other factors specific to the individual. In its determination of any pay-out under the bonus program, the Compensation Committee retains discretion to reduce or refuse to authorize any award under the bonus program despite attainment of any specific objectives, but also to grant bonuses based on individual performance even if corporate performance targets are not met.

        Each named executive officer has an assigned target bonus level, expressed as a percent of base salary for the fiscal year, which for fiscal 2008 ranged from 50% to 75% of base salary. As with our base salary levels, executives with the greatest level of responsibility and accountability have the highest bonus target levels in order to place a significant portion of their total compensation at risk to reflect the impact they have on our overall corporate performance. As further described below, after review of the corporate financial and strategic performance for the year, the Compensation Committee establishes a general funding level for our bonus program, and then reviews individual factors in approving the actual bonus payment for each named executive officer.

        For fiscal 2008, the Compensation Committee measured our performance according to financial and strategic goals that we set for the year. Our financial goals required us to achieve specified revenue and operating profit levels, and our strategic goals included the delivery of growth and profit, increasing customer satisfaction and the promotion of innovation, integrity and excellence.

        While we achieved some of our strategic goals, the Compensation Committee did not award any bonus to our named executive officers because our financial results did not meet our financial goals for 2008.

  Equity Incentives

        Overview.    Our equity awards program is intended to align the long-term interests of executives with the interests of stockholders by enabling them to realize value based on stock price performance. We believe that the use of stock-based awards offers the best incentive to achieving these long-term goals. Our equity program is designed to encourage our employees to work towards the long-term success of Affymetrix and to encourage their long-term employment by imposing vesting schedules over several years.

        Types of Equity Awards.    We use a combination of stock options and restricted stock awards. Because of the direct relationship between the value of an option and the increased market price of our common stock after the grant date, we feel that stock options continue to be important to motivate our executive officers to manage Affymetrix in a manner that is consistent with both the interests of our stockholders and our business objectives. In addition, we grant restricted stock awards, which we feel have two primary benefits. First, because restricted stock awards have no exercise price, we can grant smaller amounts of restricted stock awards for an equivalent initial valuation to a larger number of options, thereby resulting in fewer shares being granted to our employee base in any year. In addition, we believe restricted stock awards help retain our executive officers and key employees in both good and bad market conditions.

        Grants During 2008.    Guidelines for executive equity grants are based on each individual executive's position, responsibilities, performance and contribution to the achievement of our long-term goals, and competitive equity award data from biotechnology and high technology companies During 2008, the Compensation Committee approved both options and restricted stock awards for our named executive officers (as disclosed under the "Grants of Plan-Based Awards" table in this proxy statement). With respect to our annual grants of equity awards, the aggregate value of these annual awards, measured by initial Black-Scholes value for stock options and intrinsic value for restricted stock awards, for each individual was set at the 50th percentile relative to peer companies for similar positions. In addition, we granted Mr. Runkel new hire equity awards at higher than average market levels as an incentive for him to join our company. We also granted Mr. King equity awards in connection with his promotion to Chief Executive Officer and President.

  Other Benefit Plans

        Perquisites and Other Personal Benefits.    To remain competitive in the market for a high caliber management team, we provide some of our executive officers with fringe benefits. The Compensation Committee periodically reviews the benefits made available to executive officers to ensure that they are in line with market practice and reasonable under the circumstances. In 2008, the Compensation Committee approved the use of a private jet service for business and personal travel by Dr. Fodor that resulted in $66,501 of incremental costs to us. This benefit was discontinued for 2009. We provided Mr. King with relocation benefits (including a housing allowance) which continued during 2008 as reported in "Summary Compensation Table", including assistance with the sale of his home as described under "Related Party Transactions" in this proxy statement. His housing allowance was discontinued for 2009.

        Deferred Compensation Plan.    We have a deferred compensation plan that allows certain of our employees, including executive officers, to defer the receipt of cash compensation. This is not a funded plan, and we do not make matching contributions to the deferred compensation plan. For 2008, none of our named executive officers participated or had an account balance in the plan.

        Retirement Plans.    Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, and accidental death and dismemberment insurance, as well as our 401(k) plan (with matching contributions from Affymetrix), in each case on the same basis as other employees, subject to applicable law. Executive officers are also eligible to participate in our long-term disability plan on the same basis as other employees, except that the long-term disability benefit for executive officers is 75% of their monthly salary, up to a maximum of $20,000 per month, whereas the benefit for all other employees is 60% of their monthly salary.

Recoupment Policy for Performance-Based Compensation

        In March 2009, we adopted a policy for recoupment of incentive compensation. The policy provides that if we restate our reported financial results for any period beginning after the date of adoption, the Board of Directors will review the bonus and other awards made to executive officers based on financial results during the period subject to the restatement. To the extent practicable and in the best interests of stockholders, the Board of Directors will seek to recover or cancel any such awards that were based on having met or exceeded performance targets that would not have been met under the restated financial results.

Change in Control and Severance Arrangements

        We have a change in control severance policy that provides for the treatment of outstanding equity awards and the receipt of severance benefits for employees (including all of our named executive officers) who are terminated, or whose jobs are materially adversely affected, as a result of a change in control. Our Board of Directors may amend or terminate this policy at any time prior to a change in control, and the Compensation Committee periodically evaluates the benefits provided and other terms of the policy. In 2008, after reviewing market practices and the potential costs, the Compensation Committee increased the cash severance benefits to our executive officers from 18 months' base salary to 24 months' base salary. The purpose of this policy is to mitigate some of the risk that exists for executives working in a company of our size while there remains significant acquisition activity in the biotechnology industry. We believe the policy helps attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent this policy. In addition, in the event there were a potential change in control that could be beneficial to stockholders, we believe these severance packages would provide an incentive for these executives and other employees to continue to help successfully execute the acquisition from its early stages until closing while providing reasonable protection to our executives and other employees against a significant downsizing or restructuring that could result from the acquisition.

Accounting and Tax Considerations

        For proposed equity awards, the Compensation Committee reviews the estimated employee stock-based compensation expenses in accordance with SFAS 123R. This valuation is one of the considerations used in reviewing the market competitiveness of individual equity awards.

        We generally try to utilize available tax deductions whenever appropriate. The Compensation Committee, when determining executive compensation programs, considers all relevant factors, including the tax deductions that may result from such compensation, and weighs against that, our need to attract, retain and reward high-performing executives. We have paid, and will continue to pay, compensation to executive officers that may not be fully deductible if we believe that is necessary to attract, retain and reward high-performing executives. Stock options granted under our stock plans generally are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of non-performance-based compensation paid to certain covered employees that exceeds $1 million in any year, but the restricted stock awards we have granted to date are not eligible for this deduction. We will continue to review our executive compensation plans periodically to determine what changes, if any, should be made as the result of the limitation on deductibility.

COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed the Compensation Discussion and Analysis in this proxy statement with management. Based on our review and discussion with management, we have recommended to the

Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Affymetrix' Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by:	John A. Young, Chairman Paul Berg, Ph.D. Susan D. Desmond-Hellmann, M.D., M.P.H. Members of the Compensation Committee

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

 EXECUTIVE COMPENSATION
Summary Compensation Table

        The following table sets forth the compensation, for the most recent three fiscal years, for each person who served as our principal executive or financial officer during 2008 and our other three most highly compensated executive officers for fiscal year 2008 (collectively referred to as the "named executive officers" in this proxy.)

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)*	Option Awards ($)*	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)		Total ($)
Stephen P.A. Fodor(2)	2008	655,673	—		327,804	523,837	—	—	78,506	(3)	1,585,820
Founder and Executive	2007	630,673	—		66,243	286,629	635,000	—	73,256	(3)	1,691,801
Chairman	2006	606,154	—		37,505	291,184	—	—	47,468	(3)	982,311
Kevin M. King(2)	2008	491,346	—		566,756	267,791	—	—	188,497	(4)	1,514,390
Chief Executive Officer and	2007	432,692	100,000	(5)	700,578	120,032	400,000	—	230,746	(6)	1,984,048
President
John C. Batty(7)	2008	376,538	—		186,865	107,849	—	—	12,004		683,256
Executive Vice President and	2007	186,923	—		80,279	33,474	140,000	—	4,393		445,069
Chief Financial Officer
Barbara A. Caulfield(8)	2008	256,885	—		119,252	85,142	—	—	7,877		469,156
Executive Vice President and	2007	411,577	950,000	(9)	71,633	146,409	210,000	—	20,523		1,810,142
General Counsel	2006	387,596	—		28,128	121,499	—	—	76,715		613,938
John F. Runkel(10)	2008	62,308	—		5,229	2,792	—	—	3,199		73,528
Executive Vice President and
General Counsel

*
The reported dollar value of stock awards and option awards is equal to the compensation expense recognized in our fiscal year financial statements under SFAS123R with respect to restricted stock awards and stock options, respectively, made to the named executive officers during that fiscal year and prior years. See Note 15—Stockholders' Equity of our Annual Report on Form 10-K for the year ended December 31, 2008, regarding assumptions underlying valuation of our equity awards. The calculation for the expense recognized for stock options includes such factors as the number of shares, stock price on the grant date, expected term of the award and other factors, and so stock options that currently have exercise prices above our stock price are still considered to have a value for this purpose. The actual value of an option, if any, will depend on the future market price of our common stock and the option holder's individual exercise and sale decisions. For a description of restricted stock and option awards made, exercised and vested during fiscal 2008, and outstanding at the end of fiscal 2008, see the tables set forth below.

(1)
Includes discretionary matching contributions made under our 401(k) plan and premiums paid by us on term life insurance policies for the benefit of the named executive officers.

(2)
Dr. Fodor was our Chairman and Chief Executive Officer for 2006, 2007 and 2008. In January 2009, Dr. Fodor became our Executive Chairman. Mr. King joined us in January 2007, and he was our President from September 2007 to December 2008. In January 2009, Mr. King was promoted to Chief Executive Officer and President.

(3)
Includes $66,502, $56,088 and $31,892 in aggregate incremental costs to Affymetrix associated with the personal jet service for Dr. Fodor in 2008, 2007 and 2006, respectively. These jet service costs are measured by the payments actually made by the Company to the third-party provider of the jet services and may be different than the amount attributed to Dr. Fodor as income for tax purposes.

(4)
Includes:

•
the amounts described in footnote (1);

•
$138,996 of housing allowance paid to Mr. King in 2008; and

•
Relocation benefits totaling $37,497 in 2008 that represent reimbursement of relocation expenses for Mr. King and the carrying costs of Mr. King's residence in New Jersey pending sale.

(5)
Represents a signing bonus when Mr. King joined the Company.

(6)
Includes:

•
the amounts described in footnote (1);

•
$46,332 of housing allowance paid to Mr. King in 2007; and

•
payments totaling $173,169 in 2007 that represent reimbursement of relocation expenses for Mr. King, the carrying costs of Mr. King's residence in New Jersey pending sale and the costs of providing temporary housing to Mr. King in the Bay Area.

(7)
In June 2007, Mr. Batty was appointed as Executive Vice President and Chief Financial Officer. His compensation for 2007 reflects this partial year of service.

(8)
Effective June 13, 2008, Ms. Caulfield resigned as our Executive Vice President and General Counsel. Her compensation for 2008 reflects this partial year of service.

(9)
Represents a special bonus awarded to Ms. Caulfield during 2007.

(10)
In October 2008, Mr. Runkel was appointed our Executive Vice President and General Counsel. His compensation for 2008 reflects this partial year of service.

Grants of Plan-Based Awards

        The following table sets forth information regarding stock options, restricted stock awards and incentive plan awards granted to our named executive officers during fiscal 2008.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
				All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise of Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Target ($)
Stephen P.A. Fodor	02/06/08	$495,000		75,000	150,000	19.92	1,136,340
	02/06/08						1,494,000
	06/27/08			25,000	200,000	10.29	775,880
	06/27/08						251,500
Kevin M. King.	02/05/08	$325,000		24,000	50,000	20.48	389,430
	02/05/08						491,520
	06/27/08			20,000	150,000	10.29	581,910
	06/27/08						201,200
John C. Batty	02/05/08	$190,000		9,200	20,000	20.48	155,772
	02/05/08						188,416
	06/27/08			13,000	65,000	10.29	252,161
	06/27/08						130,780
Barbara A. Caulfield	02/05/08	$0	(4)	9,200	20,000	20.48	155,772
	02/05/08						188,416
John F. Runkel	10/20/08	$0	(5)	30,000	30,000	5.05	80,892
	10/20/08						151,500

(1)
There is no threshold or maximum bonus amount with respect to any named executive officer. Our named executive officers have target bonuses that range from 50% to 75% of their annual base salaries. The amount of the bonus payment actually paid is based on a combination of company and individual performance factors as described in "Compensation Discussion and Analysis" above. No bonus payments were made with respect to services rendered in fiscal 2008.

(2)
All of the stock options have seven-year terms. Each of the stock and option awards reported in this table vest in equal annual installments over four years from the grant date, except as follows:

•
Mr. King's 50,000 stock options granted on February 5, 2008 vested with respect to 20,000 shares on February 5, 2009, and the remaining shares will vest in equal installments of 10,000 shares on February 5, 2010, February 5, 2011 and February 5, 2012.

(3)
This column represents the full grant date fair valuation of each equity award computed under SFAS 123R. See Note 15—Stockholders' Equity of our Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of our equity awards.

(4)
Ms. Caulfield left Affymetrix in June 2008.

(5)
Mr. Runkel joined Affymetrix in October 2008 and was not eligible for a cash bonus for fiscal 2008.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information regarding outstanding stock options and restricted stock awards as of December 31, 2008 for the named executive officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen P.A. Fodor, Ph.D.	300,000	—			24.44	06/30/2009
	300,000	—			47.85	10/01/2010
	100,000	—			32.99	11/15/2011
	32,500	32,500	(2)		27.82	05/26/2013
	—	150,000	(3)		19.92	02/06/2015
	—	200,000	(4)		10.29	06/27/2015
							106,000	(5)	316,940
Kevin M. King	10,000	30,000	(6)		24.68	01/08/2014
	10,000	30,000	(7)		25.71	06/06/2014
	—	50,000	(8)		20.48	02/05/2015
	—	150,000	(9)		10.29	06/27/2015
							86,000	(10)	257,140
John C. Batty	7,500	22,500	(11)		26.61	06/18/2014
	—	20,000	(12)		20.48	02/05/2015
	—	65,000	(13)		10.29	06/27/2015
							44,700	(14)	133,653
Barbara A. Caulfield	—	—			—	—	—		—
John F. Runkel	—	30,000	(15)		5.05	10/20/2015
							30,000	(16)	89,700

(1)
Assumes a stock price of $2.99 a share, which was the closing market price of the Company's stock on December 31, 2008 (the last trading day of fiscal 2008).

(2)
Options vest in four equal annual installments of 16,250 shares from the grant date of May 26, 2006.

(3)
Options vest in four equal annual installments of 37,500 shares from the grant date of February 6, 2008.

(4)
Options vest in four equal annual installments of 50,000 shares from the grant date of June 27, 2008.

(5)
12,000 restricted stock awards were granted on May 26, 2006 and vest in four equal annual installments from the grant date. 75,000 restricted stock awards were granted on February 6, 2008 and vest in four equal annual installments from the grant date. 25,000 restricted stock awards were granted on June 27, 2008 and vest in four equal annual installments from the grant date.

(6)
Options vest in four equal annual installments of 10,000 shares from the grant date of January 8, 2007.

(7)
Options vest in four equal annual installments of 10,000 shares from the grant date of June 6, 2007.

(8)
Options vested with respect to 20,000 shares on February 5, 2009 and will vest with respect to the remaining 30,000 shares in equal annual installments of 10,000 shares on February 5, 2010, February 5, 2011 and February 5, 2012.

(9)
Options vest in four equal annual installments of 37,500 shares from the grant date of June 27, 2008.

(10)
60,000 restricted stock awards were granted on January 8, 2007 and vested with respect to 20,000 shares on July 8, 2007, with respect to 10,000 shares on January 8, 2008 and with respect to 15,000 shares on January 8, 2009, and will vest with respect to the remaining 15,000 shares on January 8, 2010. 16,000 restricted stock awards were granted on June 6, 2007 and vest in four equal annual installments from the grant date. 24,000 restricted stock awards were granted on February 5, 2008 and vest in four equal annual installments from the grant date. 20,000 restricted stock awards were granted on June 27, 2008 and vest in four equal annual installments from the grant date.

(11)
Options vest in four equal annual installments of 7,500 shares from the grant date of June 18, 2007.

(12)
Options vest in four equal annual installments of 5,000 shares from the grant date of February 5, 2008.

(13)
Options vest in four equal annual installments of 16,250 shares from the grant date of June 27, 2008.

(14)
30,000 restricted stock awards were granted on June 18, 2007 and vest in four equal annual installments from the grant date. 9,200 restricted stock awards were granted on February 5, 2008 and vest in four equal annual installments from the grant date. 13,000 restricted stock awards were granted on June 27, 2008 and vest in four equal annual installments from the grant date.

(15)
Options vest in four equal annual installments of 7,500 shares from the grant date of October 20, 2008.

(16)
30,000 restricted stock awards were granted on October 20, 2008 and vest in four equal annual installments from the grant date.

Options Exercised and Stock Vested

        The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2008 for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen P.A. Fodor, Ph.D.	—	—	3,000	$35,370
Kevin M. King	—	—	14,000	$274,580
John C. Batty	—	—	7,500	$83,550
Barbara A. Caulfield	—	—	4,250	$50,367
John F. Runkel.	—	—	—	—

(1)
The amount in this column reflects the closing price of our common stock on the date of vesting multiplied by the number of shares vesting.

Change in Control and Severance Arrangements

        Change in Control Severance.    The Company has a change in control policy. The policy applies to all employees and directors, but our named executive officers receive greater benefits.

        The Company's change in control policy may be amended or terminated by the Board at any time prior to a change in control. However, the policy may not be terminated or amended in a manner adversely to any person covered by the policy for 12 months following a change in control (which includes such transactions as a change in at least 50% of the voting power of our stock through a merger or acquisition by a person or a group). The termination or amendment of the policy at any time shall not affect any benefits to which a person covered by the policy previously has become entitled.

        Subject to signing a release of claims, upon a qualifying termination a named executive officer will receive:

  •
  full vesting of all equity awards;

  •
  24 months of base salary;

  •
  24 months of continued health benefits (unless the named executive officer earlier becomes eligible for group benefits from another employer); and

  •
  6 months of outplacement services.

        A "qualifying termination" means (i) an involuntary termination without cause in connection with, or within 12 months following, a change in control, or (ii) resignation of employment within 6 months following a change in control due to a material reduction in base salary, target bonus opportunity or job duties and responsibilities from those in effect immediately prior to the change in control.

        Upon a change in control, outstanding equity awards may be assumed by the acquirer, become fully vested or be cashed out.

        The following table shows the severance benefits that would be received by each named executive officer upon a qualifying termination following a change in control, assuming the individual was terminated on December 31, 2008 and based on the individual's base salary for fiscal 2008 as set forth in the Summary Compensation Table above.

Name	Cash Severance ($)	Accelerated Equity Value ($)(1)	Other Benefits Value ($)(2)
Stephen P.A. Fodor, Ph.D.	1,320,000	316,940	32,280
John C. Batty	750,000	133,653	32,280
John F. Runkel, Jr.	720,000	89,700	32,280
Kevin M. King	1,000,000	257,140	32,280

(1)
The value of unvested restricted stock or restricted stock units is based on $2.99 per share, the closing price of our common stock on December 31, 2008. The value of accelerated vesting of the options is based solely on the excess, if any, of $2.99 per share over the exercise price of the unvested portion (as of December 31, 2008) of the individual's stock options. All of the unvested stock options held by our named executive officers as of December 31, 2008 have exercise prices higher than the closing price of our common stock on December 31, 2008.

(2)
Represents the estimated value of health, dental and vision insurance coverage and outplacement services.

Compensation Committee Interlocks and Insider Participation

        During 2008, none of our executive officers served on the compensation committee or board of any other company whose executive officers serve as a member of our board or compensation committee, and no compensation committee member had any relationship requiring disclosure under Item 404 of Regulation S-K.

CERTAIN TRANSACTIONS

Related Person Transaction Policy

        Under a written policy that has been adopted by our Board of Directors, we review all transactions involving us in which any of our directors, director nominees, significant shareholders and executive officers or their immediate family members are participants to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers are required to promptly notify our Secretary of any proposed transaction involving us and in which such person has a direct or indirect material interest. Such proposed transaction is then reviewed by either our Board as a whole or a designated committee thereof consisting of a majority of independent directors to determine whether or not to approve or ratify the transaction based on the following criteria:

  •
  The character and materiality of the related person's interest in the transaction;

  •
  The commercial reasonableness of the terms of the transaction;

  •
  The benefit or lack thereof to the company;

  •
  The opportunity costs of alternate transactions;

  •
  The actual or apparent conflict of interest of the related person; and

  •
  Any other matters the reviewing body deems appropriate.

        After such review, the reviewing body approves or ratifies the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the Company and our stockholders. On an annual basis, the reviewing body reviews previously approved transactions with related parties under the standard described above to determine whether such transactions should continue. Transactions involving Perlegen Sciences, Inc. that would otherwise be subject to the related person transaction policy set forth above are instead reviewed by the Perlegen Oversight Committee, as described below.

Relocation Assistance

        As part of our December 2006 offer letter with Mr. King, we agreed to provide him with relocation assistance in selling his primary residence in New Jersey through a third-party service provider. Consistent with this agreement, we arranged through a relocation services firm for the purchase of Mr. King's house in September 2007 for $2,225,000, which was an appraised value of Mr. King's house as determined by independent real estate professionals. This relocation assistance was approved by the Compensation Committee. As a result of market conditions and other factors, we recognized a loss of approximately $400,000 upon the resale of the house in April 2008.

Director and Executive Officer Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Perlegen Sciences, Inc.

        Perlegen Sciences, Inc. is engaged in the business of scanning human genomes in an effort to identify variations and patterns within the human genome to discover genetic characteristics associated with disease, identify responsiveness to drug therapy and create targeted medicines. We formed Perlegen in 2000 as a wholly-owned subsidiary and spun it off in March 2001 in a private equity financing which raised approximately $101 million. Following several subsequent rounds of private equity financings by Perlegen and our sale of a portion of our Perlegen shares to third parties for cash, our ownership interest, including that of our affiliates, was approximately 22% as of December 31, 2008. We also have certain commercial and licensing arrangements with Perlegen which are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

        Dr. Fodor, our chairman, also serves as chairman of the Board of Perlegen, and he holds shares representing approximately 0.84% of Perlegen's stock as of December 31, 2008. Dr. Fodor received no cash compensation from Perlegen in 2006; he received $15,000 and $16,250 related to Perlegen board service in 2007 and 2008, respectively. Dr. Fodor has also received, as a director of Perlegen, options to acquire 25,000 shares in 2006 and 50,000 shares in each of 2007 and 2008. We have the right to name two representatives to the Perlegen board of directors, and these positions are currently occupied by Dr. Fodor and Mr. Young, both members of our board of directors. Dr. Berg, who is another of our directors, is a member of Perlegen's scientific advisory board. Mr. Young and Dr. Berg receive customary fees and hold options to purchase Perlegen stock as a result of their positions with Perlegen. Dr. Diekman and Dr. Berg, both members of our board of directors, each serves as a trustee of separate trusts that invested an aggregate of approximately $577,000 in the private rounds of Perlegen financings in 2001, 2003 and 2005. Transactions between Perlegen and Affymetrix are overseen by a committee of the Affymetrix Board, whose members currently are Dr. Trice and Dr. Desmond-Hellmann, its Chairman. Neither of these individuals holds positions with, or securities of, Perlegen.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 17, 2009

The proxy statement and the annual report to stockholders are available at
http://annualmeeting.affymetrix.com.

 OTHER MATTERS

        We are not aware of any matters that are expected to come before the 2009 annual meeting other than those referenced in this proxy statement. If any other matters properly come before the meeting, it is the intention of the persons named as proxy holders in the proxy card to vote the shares they represent as the Board may recommend.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Proposals of stockholders that are intended to be included in our proxy statement for our 2010 annual meeting must be received by us no later than January 15, 2010 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

        Stockholders intending to present a proposal at the 2010 annual meeting, but not to include the proposal in our proxy statement, must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that a stockholder must submit a written notice of intent to present such a proposal to the Secretary at our principal executive offices not less than 75 days prior to the first anniversary of the preceding year's annual meeting of stockholders (as long as the date of the annual meeting is not advanced more than 30 days or delayed more than 75 days after the anniversary date). Therefore, we must receive notice of such proposal for the 2010 annual meeting no later than April 3, 2010. If the notice is received after April 3, 2010, it will be considered untimely and we will not be required to present it at the 2010 annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS
JOHN F. RUNKEL, JR. Secretary

May 11, 2009

0 14475 AFFYMETRIX, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS JUNE 17, 2009 The undersigned stockholder of Affymetrix, Inc., revoking all prior proxies, hereby appoints Kevin M. King, John C. Batty and John F. Runkel, Jr. and each of them, with full power of substitution, the true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 17, 2009 beginning at 4:00 p.m., Pacific Daylight Time, at 3380 Central Expressway, Santa Clara, California and any adjournments or postponements; and to vote all of the shares of common stock held of record by the undersigned on April 20, 2009 upon all matters that may properly come before the meeting, including the matters described in the proxy statement, and in accordance with my instructions on the reverse side of this proxy card. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF AFFYMETRIX, INC. June 17, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at http://annualmeeting.affymetrix.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect as directors, to hold office until the next annual meeting of stockholders and until their successors are elected, the nine nominees listed below. O Stephen P.A. Fodor, Ph.D. O Kevin M. King O Paul Berg, Ph.D. O Susan D. Desmond-Hellmann, M.D., M.P.H. O John D. Diekman, Ph.D. O Gary S. Guthart, Ph.D. O Robert H. Trice, Ph.D. O Robert P. Wayman O John A. Young 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. 3. Such other business as may properly come before the meeting or any adjournment thereof. ALL PROPOSALS LISTED ON THIS PROXY CARD ARE PROPOSED BY AFFYMETRIX. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS. THE UNDERSIGNED ACKNOWLEDGES RECIEPT OF THE PROXY STATEMENT OF ANNUAL MEETING OF STOCKHOLDERS RELATING TO THE ANNUAL MEETING. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20930000000000000000 3 061709

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect as directors, to hold office until the next annual meeting of stockholders and until their successors are elected, the nine nominees listed below. O Stephen P.A. Fodor, Ph.D. O Kevin M. King O Paul Berg, Ph.D. O Susan D. Desmond-Hellmann, M.D., M.P.H. O John D. Diekman, Ph.D. O Gary S. Guthart, Ph.D. O Robert H. Trice, Ph.D. O Robert P. Wayman O John A. Young 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. 3. Such other business as may properly come before the meeting or any adjournment thereof. ALL PROPOSALS LISTED ON THIS PROXY CARD ARE PROPOSED BY AFFYMETRIX. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS. THE UNDERSIGNED ACKNOWLEDGES RECIEPT OF THE PROXY STATEMENT OF ANNUAL MEETING OF STOCKHOLDERS RELATING TO THE ANNUAL MEETING. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ANNUAL MEETING OF STOCKHOLDERS OF AFFYMETRIX, INC. June 17, 2009 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20930000000000000000 3 061709 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://annualmeeting.affymetrix.com

QuickLinks

ABOUT THE MEETING
GOVERNANCE OF THE COMPANY
COMPENSATION OF DIRECTORS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year End
Options Exercised and Stock Vested
Change in Control and Severance Arrangements
Compensation Committee Interlocks and Insider Participation
CERTAIN TRANSACTIONS
OTHER MATTERS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS